UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2008

FLEETWOOD ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-7699 (Commission File No.)	95-1948322 (IRS Employer Identification No.)

3125 Myers Street, Riverside, California 92503-5527
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (951) 351-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☒  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

On December 8, 2008, Fleetwood Enterprises Inc. (the “Company”) received formal notification from NYSE Regulation, Inc. that it is not in compliance with the NYSE’s continued listing standard requirements that it maintain a market capitalization of at least $25 million over a 30 trading-day period, and that it have, at a minimum, either a $75 million average market capitalization or $75 million in stockholders’ equity as required by Section 802.01B of the NYSE Listed Company Manual. The Company is pursuing various solutions to satisfy the continued listing standards, including the successful completion of the exchange offer as reported in Item 8.01 below, and in addition the Company is continuing to develop and implement ongoing restructuring initiatives to improve operations and further reduce costs.

As previously disclosed in the Company’s Form 8-K filed on November 3, 2008, NYSE Regulation, Inc. earlier notified the Company that it was not in compliance with the $1.00 average share price continued listing standard, and the Company had previously notified the NYSE of its intent to cure that deficiency.

Item 8.01.   Other Events.

On December 12, 2008, the Company issued a press release, which is attached hereto as Exhibit 99.1 and incorporated by reference herein, announcing the successful completion of the exchange offer, launched on October 30, 2008, to issue Fleetwood’s new 14% senior secured notes and shares of its common stock in exchange for its existing $100 million principal amount of 5% convertible senior subordinated debentures and relating to the matters described in Item 3.01 above.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release dated December 12, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEETWOOD ENTERPRISES, INC.
Date: December 12, 2008	BY: /s/ Leonard J. McGill Leonard J. McGill Senior Vice President, Corporate Development, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 12, 2008.